UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2012

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported by Affirmative Insurance Holdings, Inc. (the “Registrant”) on a Form 8-K filed with the Commission on January 31, 2012 (File No. 000-50795), on January 25, 2012, the Registrant received written notice from the Listing Qualifications department of the NASDAQ Stock Market that the Registrant did not satisfy a rule for continued listing as a result of the Registrant’s Market Value of Publicly Held Shares (“MVPHS”) falling below the minimum threshold of $5,000,000 as required by NASDAQ Listing Rule 5450(b)(1). Based on the closing bid price of Registrant’s common stock for thirty (30) consecutive business days, the Registrant did not comply with the minimum MVPHS requirement as of January 25, 2012.

On February 10, 2012, NASDAQ’s Listing Qualifications department notified the Registrant that it had regained compliance with NASDAQ Listing Rule 5450(b)(1) as a result of Registrant’s MVPHS exceeding $5,000,000 for at least ten (10) consecutive business days between January 27, 2012 and February 9, 2012. The NASDAQ Listing Qualifications department now considers this matter closed.

As reported on a Form 8-K filed with the Commission on January 17, 2012, the Registrant remains non-compliant with NASDAQ Listing Rule 5450(a)(1), which requires a minimum bid price of $1.00 per share. Remediation of the MVPHS listing requirement has no impact on Registrant’s continued non-compliance with the minimum bid price requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ Joseph G. Fisher
Date: February 13, 2012	Name: Joseph G. Fisher
Title: Executive Vice President and General Counsel